UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Retirement

On February 24, 2021, John W. Alexander the Chairman of the Board of Northfield Bancorp, Inc. (the “Company”) and Northfield Bank (the “Bank”), the wholly owned subsidiary of the Company, notified the Company and the Bank that he will be retiring following the Annual Meeting of Stockholders on May 26, 2021. The Boards of Directors voted to approve, contemporaneous with Mr. Alexander’s retirement, that the size of each board be reduced to nine members. The Boards of the Company have selected Steven M. Klein, President and Chief Executive Officer, to succeed Mr. Alexander as Chairman of the Board following his retirement. The announcement of Mr. Alexander’s retirement is attached to this 8-K as Exhibit 99.1.

Approval of Executive Cash Incentive Plan

On February 24, 2021, the Board of Directors approved the Company’s 2021 Executive Cash Incentive Plan. The 2021 Executive Cash Incentive Plan is attached to this 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Not Applicable.

Exhibits

Exhibit No.	Exhibit
10.1	2021 Executive Cash Incentive Plan
99.1	Press release - Announcement of Director Retirement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: March 2, 2021	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)